SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, D.C.  20549

                             FORM 8-K

                          CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(D)
              OF THE SECURITIES EXCHANGE ACT OF 1934

                          APRIL 25, 1997

                 (Date of earliest event reported)


                       Gateway Bancorp, Inc.

          (Exact name of registrant as specified in its charter)


KENTUCKY                          0-25204                      61-1269067
(State or other jurisdiction     (Commission File Number)     (IRS Employer
of incorporation)                                          Identification No.)


2717 LOUISA STREET, CATLETTSBURG, KENTUCKY                               41129
(Address of principal executive offices)                          (Zip Code)

                            (606) 739-4126
           (Registrant's telephone number, including area code)


                           NOT APPLICABLE
(Former name, former address and former fiscal year, if changed since last report)

                 Exhibit Index appears on page 6.

ITEM 5.   OTHER EVENTS

     On April 25, 1997, Gateway Bancorp, Inc. ("Gateway"), a Kentucky corporation headquartered in Catlettsburg, Kentucky, and Peoples Bancorp, Inc. ("Peoples"), an Ohio corporation headquartered in Marietta, Ohio, signed a letter of intent ("Letter of Intent") providing for the acquisition by Peoples of Gateway and its wholly-owned savings bank subsidiary, Catlettsburg Federal Savings Bank.

     In the proposed transaction, Peoples proposes to acquire all of the issued and outstanding shares of Gateway common stock for a purchase price of $6.00 per share in cash plus a number of shares of the common stock of Peoples, which will result in an aggregate purchase price of $18.75 (the "Purchase Price"). Based on the closing price of the Peoples common stock on April 24, 1997, the stockholders of Gateway would receive .40 shares of
Peoples common stock.   The aggregate Purchase Price for the proposed
transaction, exclusive of payment for Gateway stock options, is $20,170,388. The transaction is subject to Peoples' receipt of permission from the Office of Thrift Supervision ("OTS") to enter into a definitive agreement with Gateway, which permission has been requested. The definitive agreement is expected to provide the Gateway stockholders with an election to receive all cash, all Peoples common stock or a combination of both, provided, however, that not more than 68% of the aggregate Purchase Price shall be paid in Peoples common stock. The definitive agreement will provide for a method of allocation in the event that Gateway stockholders elect to receive either more than 32% of the aggregate Purchase Price in cash or more than 68% of the aggregate Purchase Prince in
Peoples common  stock.   All outstanding options to purchase Gateway common
stock will be extinguished at the closing of the proposed transaction, with the consideration paid to the optionee (based on the difference between the Purchase Price per share of Gateway common stock and the applicable exercise price thereof) be paid by Peoples to each optionee 32% in cash and
68% in Peoples common stock.   The aggregate Purchase Price for payment of
the consideration for the Gateway stock options is approximately $383,250. Gateway will continue to operate under its present name as a subsidiary of Peoples with its present board of directors and management.

     Consummation of the merger is subject to the approval of the shareholders of Gateway and the appropriate Federal regulators, as well as other customary conditions.

     The Letter of Intent and the press release issued by Gateway and Peoples on April 25, 1997 regarding the Merger are attached as exhibits to
this report and are incorporated herein by reference.   The foregoing
summary of the Letter of Intent does not purport to be complete and is qualified in its entirety by reference to such letter.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     The following exhibits are filed with this report:

EXHIBIT NUMBER                                   DESCRIPTION

2                                     Letter of Intent, dated as of
                                      April 25, 1997, between Gateway
                                      and Peoples

20                                    Press Release issued on April
                                      25, 1997 with respect to the
                                      Letter of Intent

                             SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         GATEWAY BANCORP, INC.


Date:  May 1, 1997  By:  /S/ REBECCA R. JACKSON
                         ----------------------
                               Rebecca R. Jackson
                               President and Chief Executive Officer

                           EXHIBIT INDEX



EXHIBIT NUMBER                                   DESCRIPTION

2                                     Letter of Intent, dated as of
                                      April 25, 1997, between Gateway
                                      and Peoples

20                                    Press Release issued on April
                                      25, 1997 with respect to the
                                      Letter of Intent

                                 Exhibit 2

                             Letter of Intent
                        dated as of April 25, 1997,
                        between Gateway and Peoples

                                Exhibit 20

                           Press Release issued
                             on April 25, 1997
                    with repect to the Letter of Intent